EXHIBIT 99.1

2929 California Street
Torrance, California 90503
Tel. 310.212.7910
Fax. 310.212.6315
800.890.9988
www.motorcarparts.com

FOR IMMEDIATE RELEASE
Motorcar Parts of America, Inc. Announces Second Quarter Fiscal Year 2006 Results
LOS ANGELES, CA, November 14, 2005 — Motorcar Parts of America, Inc. (“MPA”) (OTC: MPAA.PK), a leading provider of remanufactured alternators and starters for the automotive aftermarket, announced today financial results for the second quarter of fiscal 2006.
Revenues for the quarter ending September 30, 2005 were $29.7 million, up 18.8% from $25.0 million in the same quarter last year. Gross profit and gross margin were $8.5 million and 28.7%, respectively, versus $7.0 million and 27.9% in the second quarter of fiscal 2005. The improvement in gross margin reflects decreased direct labor costs in the most recent quarter.
Operating income for the second quarter of fiscal 2006 was $3.4 million, down 10.5% from $3.8 million in the same quarter last year. Operating expenses in the quarter reflected higher outside professional and consulting fees associated with the SEC’s review of our regulatory filings and the related restatement of our financial statements, expenses related to our new facilities in Nashville and Mexico, consulting fees to comply with the Sarbanes-Oxley Act of 2002 and additional sales, marketing, general and administrative expenses to support the new business we have received. Net income in the second quarter of fiscal 2006 was $1.7 million, or $0.19 per diluted share, compared to $2.1 million, or $0.25 per diluted share for the same quarter last fiscal year.
Selwyn Joffe, MPA’s Chairman, President and CEO, said, “The second quarter of fiscal 2006 was a productive one for MPA. We had strong revenue growth and returned to profitability. Equally as important, we continued to make progress executing our strategic initiatives. Our offshore production is growing according to plan. In addition, our entry in the professional installer market was enhanced by the opening of our fee-based distribution facility in New Jersey in October.”
For the six months ended September 30, 2005, revenues were $50.7 million, up 9.7% from the first half of fiscal 2005. Gross profit was $12.0 million, up from $11.2 million in the first half of last year. Operating income was $1.8 million, versus $4.6 million in the first half of last year. Net income was $340,000, or $0.04 per diluted share, compared to $2.4 million, or $0.28 cents per diluted share.
Financial Condition
As of September 30, 2005, the Company reported cash and short term investments of $1.9 million and working capital of $40.6 million. The Company had outstanding bank debt of $6.8 million and shareholders’ equity was $47.7 million.
Mervyn McCulloch, who replaced Charles Yeagley as MPA’s Chief Financial Officer in October 2005, noted that “during the second quarter, we completed our inventory build-up to support our new business and made the majority of the expenditures estimated to be required in connection with our new remanufacturing facility in Mexico. We have returned to profitability and since quarter-end, we have secured an additional $4.1 million in financing.”
Business Outlook
“Overall, I am pleased with our execution to date. Our strategies of building strong customer relationships, lowering our costs through overseas production and extending our reach into the professional installer market allow us to grow in a competitive environment. We are on plan and steadily making progress in achieving our goals, but realize there is still a lot of work ahead of us,” said Mr. Joffe. “Looking forward to the third quarter, early indications of revenue growth are positive. While the company still has expenses associated with our revenue growth which will affect our near term results, we expect our initiatives will result in improved future financial results.”
Restatement of Financial Statements
The financial statements for the three and six months ended September 30, 2004 contained in this release have been restated to correct an error in the calculation of core costs for purposes of determining the value of unreturned cores. As previously disclosed, the Company’s prior method of valuing unreturned cores was based upon the cost of the cores in its total inventory. The Company has concluded that the valuation should instead be based upon the cost for the cores being invoiced and returned during the preceding twelve months.
Conference Call
MPA will host a conference call at 1:00 p.m. PT (4:00 p.m. ET) on Monday, November 14, 2005, to discuss results for the second quarter Fiscal 2006. To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: (800) 399-7496. International callers should dial (706) 634-6508. There is no pass code required for this call. If you are unable to participate in the call at this time, a replay will be available on Monday, November 14 at 2:00 p.m. PT, through Monday, November 21 at midnight PT. To access the replay dial (800) 642-1687 and enter the conference ID number 2430490. This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the MPA website at www.motorcarparts.com. To listen to the live call, please go to the MPA website at least fifteen minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live broadcast, a replay will be available shortly after the call on MPA’s website for 90 days.
About MPA
Motorcar Parts of America, Inc. is a leading remanufacturer of replacement alternators and starters for imported and domestic cars and light trucks in the United States and Canada. MPA has facilities in the United States in Torrance, California, Nashville, Tennessee, and Charlotte, North Carolina, as well as in Mexico, Singapore and Malaysia. The Company websites are located at www.motorcarparts.com and www.quality-built.com.

Disclosure Regarding Private Securities Litigation Reform Act of 1995:
This press release contains certain forward-looking statements with respect to our future performance that involve risks and uncertainties. Various factors could cause actual results to differ materially from those projected in such statements. These factors include, but are not limited to: concentration of sales to a few customers, changes in our relationship with any of our customers, including the increasing customer pressure for lower prices and more favorable payment and other terms, the increasing strain on our cash position, our ability to achieve positive cash flows from operations in the second half of 2006, potential future changes in our accounting policies that may be made as a result of the SEC’s review of our previously filed public reports, our failure to meet the financial covenants or the other obligations set forth in our bank credit agreement and the bank’s refusal to waive any such defaults, any meaningful difference between projected production needs and ultimate sales to our customers, increases in interest rates, changes in the financial condition of any of our major customers, the impact of high gasoline prices, the potential for changes in consumer spending, consumer preferences and general economic conditions, increased competition in the automotive parts industry, political or economic instability in any of the foreign countries where we conduct operations, unforeseen increases in operating costs and other factors discussed herein and in our filings with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS, CONSOLIDATED STATEMENTS OF OPERATIONS AND CONSOLIDATED STATEMENTS OF
CASH FLOWS FOLLOW

MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)

	September 30,	March 31,
	2005	2005
ASSETS
Current assets:
Cash and cash equivalents	$1,257,000	$6,211,000
Short term investments	632,000	503,000
Accounts receivable — net	11,222,000	11,513,000
Inventory — net	59,577,000	48,587,000
Deferred income tax asset	6,156,000	6,378,000
Inventory unreturned	5,168,000	2,409,000
Prepaid expenses and other current assets	1,661,000	1,365,000

Total current assets	85,673,000	76,966,000

Plant and equipment — net	8,599,000	5,483,000
Other assets	1,334,000	899,000

TOTAL ASSETS	$95,606,000	$83,348,000

LIABILITIES
Current liabilities:
Accounts payable	$23,691,000	$14,502,000
Accrued liabilities	350,000	1,378,000
Accrued salaries and wages	1,920,000	2,235,000
Accrued workers’ compensation claims	2,776,000	2,217,000
Line of credit	6,831,000	—
Income tax payable	177,000	183,000
Deferred compensation	535,000	450,000
Deferred income	133,000	133,000
Other current liabilities	174,000	89,000
Credit due customer	7,746,000	12,543,000
Current portion of capital lease obligations	697,000	416,000

Total current liabilities	45,030,000	34,146,000
Deferred income, less current portion	454,000	521,000
Deferred income tax liability	443,000	519,000
Other liabilities	44,000	—
Capitalized lease obligations, less current portion	1,940,000	938,000

TOTAL LIABILITIES	47,911,000	36,124,000
SHAREHOLDERS’ EQUITY
Preferred stock; par value $.01 per share, 5,000,000 shares authorized; none issued	—	—
Series A junior participating preferred stock; no par value, 20,000 shares authorized; none issued	—	—
Common stock; par value $.01 per share, 20,000,000 shares authorized; 8,208,955 and 8,183,955 shares issued and outstanding at September 30, 2005 and March 31, 2005	82,000	82,000
Additional paid-in capital	53,751,000	53,627,000
Accumulated other comprehensive loss	(48,000)	(55,000)
Accumulated deficit	(6,090,000)	(6,430,000)

TOTAL SHAREHOLDERS’ EQUITY	47,695,000	47,224,000

TOTAL LIABILITIES & SHAREHOLDERS’ EQUITY	$95,606,000	$83,348,000

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
		(Restated)		(Restated)
Net sales	$29,721,000	$24,997,000	$50,656,000	$46,229,000
Cost of goods sold	21,190,000	18,014,000	38,615,000	35,040,000

Gross profit	8,531,000	6,983,000	12,041,000	11,189,000

Operating expenses:
General and administrative	4,047,000	2,416,000	8,057,000	5,037,000
Sales and marketing	764,000	511,000	1,629,000	1,133,000
Research and development	275,000	209,000	589,000	388,000

Total operating expenses	5,086,000	3,136,000	10,275,000	6,558,000

Operating income	3,445,000	3,847,000	1,766,000	4,631,000
Interest expense — net of interest income	654,000	449,000	1,202,000	800,000

Income before income tax expense	2,791,000	3,398,000	564,000	3,831,000
Income tax expense	1,110,000	1,257,000	224,000	1,425,000

Net income	$1,681,000	$2,141,000	$340,000	$2,406,000

Basic net income per share	$0.21	$0.26	$0.04	$0.30

Diluted net income per share	$0.19	$0.25	$0.04	$0.28

Weighted average number of shares outstanding:
— basic	8,195,640	8,157,172	8,189,829	8,125,982

— diluted	8,729,235	8,603,916	8,739,232	8,590,254

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MOTORCAR PARTS OF AMERICA, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended
	September 30,
	2005	2004
		(Restated)
Cash flows from operating activities:
Net income	$340,000	$2,406,000
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	988,000	1,006,000
Deferred income taxes	144,000	1,206,000
Tax benefit from employee stock options exercised	101,000	219,000
Changes in current assets and liabilities:
Accounts receivable	291,000	3,954,000
Inventory	(10,986,000)	(17,860,000)
Prepaid income tax	—	(49,000)
Inventory unreturned	(2,759,000)	(584,000)
Prepaid expenses and other current assets	(304,000)	(90,000)
Other current assets	(437,000)	5,000
Accounts payable and accrued liabilities	8,392,000	6,824,000
Income tax payable	(5,000)	—
Deferred compensation	85,000	101,000
Deferred income	(67,000)	—
Credit due customer	(4,797,000)	12,912,000
Other current liabilities	131,000	(82,000)

Net cash (used in) provided by operating activities	(8,883,000)	9,968,000

Cash flows from investing activities:
Purchase of property, plant and equipment	(2,532,000)	(364,000)
Change in short term investments	(95,000)	(108,000)

Net cash used in investing activities	(2,627,000)	(472,000)

Cash flows from financing activities:
Net borrowings (payments) under line of credit	6,831,000	(3,000,000)
Net payments on capital lease obligations	(279,000)	(212,000)
Exercise of stock options	23,000	241,000

Net cash provided by (used in) financing activities	6,575,000	(2,971,000)

Effect of exchange rate changes on cash	(19,000)	(1,000)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(4,954,000)	6,524,000
CASH AND CASH EQUIVALENTS — BEGINNING OF PERIOD	6,211,000	7,630,000

CASH AND CASH EQUIVALENTS — END OF PERIOD	$1,257,000	$14,154,000

Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$1,216,000	$830,000
Income taxes	$—	$50,000
Non-cash investing and financing activities:
Property acquired under capital lease	$1,562,000	$—
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